September 29, 2014


SECURITIES  EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn. Document Control



RE	American Depositary
Shares evidenced by the
American Depositary Receipts
of
Aker Solutions ASA
Form F6 File No 333154318


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York
Mellon, as Depositary for securities
against which American Depositary
Receipts ADRs are to be issued, we
attach a copy of the new prospectus
Prospectus reflecting the change in
name from Aker Solutions ASA to
Akastor ASA and the removal of the
Par Value.
As required by Rule 424e, the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6
Registration Statement, the Prospectus
consists of the ADR certificate with the revised name change for Aker
Solutions ASA.
The Prospectus has been revised to
reflect the removal of the Par Value
and to reflect the new name as follows
Akastor ASA
Please contact me with any questions
or comments at 212 8152301.


Paul Brophy
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC Paul Dudek, Esq. Office of
International Corporate Finance







Depositary Receipts